SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 29, 2012

SARATOGA RESOURCES, INC.
(Exact name of registrant as specified in Charter)

Texas	0-27563	76-0314489
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

7500 San Felipe, Suite 675 Houston, Texas 77063
(Address of Principal Executive Offices)(Zip Code)

713-458-1560
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On November 29, 2012, Saratoga Resources, Inc. (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”), by and among the Company, certain subsidiary guarantors named therein (the “Guarantors”), and Imperial Capital, LLC, as initial purchaser, relating to the issuance and sale of $25.0 million in aggregate principal amount of the Company’s 12.5% Senior Notes due 2016 (the “Notes”). The Notes were priced at 98.58% of par plus accrued interest from July 1, 2012. The net proceeds to the Company from the sale of the Notes are expected to be $23.445 million after deducting the initial purchaser’s discounts and estimated offering expenses.

The sale of the Notes is expected to close on December 4, 2012. The Company intends to use the net proceeds of the offering for general corporate purposes, including capital expenditures. A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

The Notes are being offered as additional notes under a supplement to the Indenture, dated July 11, 2011 (the “Base Indenture”), among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the Company previously issued $127.5 million in aggregate principal amount of Notes.  In connection with the closing of the sale of the Notes, the Company intends to enter into (i) a Supplemental Indenture to the Base Indenture, and (ii) a Registration Rights Agreement, among the Company, the Guarantors and the initial purchaser, each relating to the Notes.

The Notes are being offered and sold to the initial purchaser pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The initial purchaser intends to sell the Notes only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S.

Item 7.01 – Regulation FD Disclosure.

On November 30, 2012, the Company issued a press release announcing the pricing of the Notes. A copy of the Company’s press release is filed as Exhibit 99.1 to this Form 8-K pursuant to Rule 135c under the Securities Act and is incorporated herein by reference.

The Notes have not been registered under the Securities Act or any state securities laws; and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The press release and the information contained in this Current Report on Form 8-K are neither an offer to sell nor a solicitation of an offer to buy the notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 9.01 – Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement, dated November 29, 2012, by and among Saratoga Resources, Inc., certain subsidiary guarantors named therein, and Imperial Capital, LLC, as initial purchaser
99.1*	Press release dated November 30, 2012.

* Furnished pursuant to Regulation FD

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SARATOGA RESOURCES, INC.

Date: November 30, 2012	By:	/s/ Michael Aldridge
Michael Aldridge
Chief Financial Officer

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